                         NORTHQUEST CAPITAL FUND, INC.

                                16 Rimwood Lane

                             Colts Neck, NJ  07722

                                                               File Numbers:

                                                               333-63419

                                                               811-10419

                                                               August 29, 2016

N-SAR Filing - 1st Half 2016 Information

Securities & Exchange Commission ("SEC")

Judiciary Plaza

450 Fifth Street

Washington D.C.   20549

RE: N-SAR Filing for 1st Half of year 2016

Dear SEC Representative:

This letter covers the transmittal of NorthQuest Capital Fund information for the 1st Half of 2016 as per Form N-SAR filing. The following exhibit, 77C, was marked "Y" on screen 38.

Exhibit 77C:

Exhibit 77C is incorporated herein by reference to the Fund's 2016 proxy filing (DEF 14A on 05/03/2016) that was a submittal of matters to a vote by the Fund’s shareholders. Items presented in the proxy permitted the selections of Fund directors for one year terms and the auditing firm which will perform the 2016 year-end audit.

   Sincerely,

   /s/ Peter J. Lencki

       ---------------

       Peter J. Lencki

       President

       NorthQuest Capital Fund, Inc.